UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LIFEWAY FOODS, INC.

(Name of Registrant as Specified In Its Charter)

__________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LIFEWAY FOODS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On June 14, 2018

Dear Fellow Shareholders:

We invite you to attend the 2018 Annual Meeting of Shareholders of Lifeway Foods, Inc., an Illinois corporation (“Lifeway,” “we,” “us,” or the “Company”), which will be held on Thursday, June 14, 2018, at 2:00 p.m., local time (the “Annual Meeting”), at the Holiday Inn, 5300 W. Touhy Avenue, Skokie, Illinois 60077. At the Annual Meeting, you will be asked to vote on the following proposals (as more fully described in the Proxy Statement accompanying this Notice):

1.	To elect 8 members of Lifeway’s Board of Directors to serve until the 2019 Annual Meeting of Shareholders (or until successors are elected or directors resign or are removed).

2.	To ratify the appointment of Mayer Hoffman McCann P. C. as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 13, 2018 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

YOUR VOTE IS VERY IMPORTANT. WE HOPE YOU WILL ATTEND THIS ANNUAL MEETING IN PERSON. HOWEVER, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE YOUR SHARES VIA THE INTERNET OR THE TOLL-FREE NUMBER AS DESCRIBED IN THE ENCLOSED MATERIALS. IF YOU RECEIVED A PROXY CARD BY MAIL, PLEASE SIGN, DATE AND RETURN IT IN THE ENVELOPE PROVIDED. IF YOU RECEIVED MORE THAN ONE PROXY CARD, IT IS AN INDICATION THAT YOUR SHARES ARE REGISTERED IN MORE THAN ONE ACCOUNT. PLEASE COMPLETE, DATE, SIGN AND RETURN EACH PROXY CARD YOU RECEIVE. IF YOU ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, YOUR VOTE BY PROXY WILL NOT BE USED.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Douglas A. Hass
Douglas A. Hass
General Counsel and Assistant Corporate Secretary

Chicago, Illinois

Date: April 30, 2018

LIFEWAY FOODS, INC.

6431 W. Oakton

Morton Grove, Illinois 60053

PROXY STATEMENT

2018 ANNUAL MEETING OF SHAREHOLDERS

June 14, 2018

General

The enclosed proxy is solicited by the Board of Directors (the “Board”) of LIFEWAY FOODS, INC. (“Lifeway,” “we,” “us,” or the “Company”) for use at Lifeway’s 2018 Annual Meeting of Shareholders to be held on Thursday, June 14, 2018, at 2:00 p.m., local time, or at any adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held at the Holiday Inn, 5300 W. Touhy Avenue, Skokie, Illinois 60077. Lifeway’s telephone number is (847) 967-1010. This Proxy Statement and accompanying proxy materials are first being mailed to shareholders on April 30, 2018.

What Am I Voting On?

You will be entitled to vote on the following proposals at the Annual Meeting:

•	The election of the director nominees named herein to serve on our Board for a term of office expiring at the 2019 Annual Meeting of Shareholders or until their successors are elected and duly qualified (Proposal One);
•	The ratification of the selection of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal Two).
•	Any other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.

Who Can Vote?

•	The Board has set April 13, 2018 as the Record Date for the Annual Meeting. You are entitled to notice and to vote if you were a holder of record of Common Stock as of the close of business on April 13, 2018. Your shares may be voted at the Annual Meeting only if you are present in person or your shares are represented by a valid proxy.

YOUR VOTE IS VERY IMPORTANT. PLEASE SUBMIT YOUR PROXY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

VOTING SECURITIES

Shareholders of record at the close of business on April 13, 2018 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. You can obtain directions to the Annual Meeting by calling Lifeway at (847) 967-1010.

Each holder of Common Stock is entitled to one vote for each share of Common Stock held as of the Record Date.

You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. The method of voting by proxy differs for shares held as a record holder and shares held in “street name.” If you hold your shares of Common Stock as a record holder, you may vote your shares over the Internet or by phone by following the instructions on the proxy card or by completing, dating, and signing the proxy card that you receive, and by promptly returning the proxy card via mail in the envelope provided. If you hold your shares of Common Stock in street name, which means that your shares are held of record by a broker, bank, or other nominee, you will receive instructions from your broker, bank, or other nominee that includes instructions on how to vote your shares.

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If you are a stockholder of record, you may vote your shares as follows:

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote through the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the proxy card. Your Internet vote must be received by 11:59 p.m., Eastern Time on June 13, 2018 to be counted.

•	To vote by phone, call (800) 690-6903 and follow the pre-recorded instructions. You will be asked to provide the company number and control number from the proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on June 13, 2018 to be counted.

•	To vote using the proxy card delivered to you, simply complete, sign, and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

As of the Record Date, 15,877,851 shares of Lifeway’s Common Stock, no par value, were issued and outstanding. We have no other class of securities outstanding. A majority of the aggregate voting power of the outstanding shares of Common Stock as of the Record Date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. If the aggregate voting power of the shares of Common Stock present, in person and by proxy, at the Annual Meeting does not constitute the required quorum, we may adjourn the Annual Meeting to a subsequent date for the purpose of obtaining a quorum.

Shares of Common Stock that are voted “FOR,” “WITHHOLD,” or “AGAINST” on a matter are treated both as being present for purposes of establishing a quorum and as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter. Abstentions and Broker Non-Votes (i.e., shares of Common Stock held as of the Record Date by brokers or other custodians as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a particular proposal on which the broker has expressly not voted. Abstentions and Broker Non-Votes, therefore, will have no effect on proposals that require a plurality or majority of Votes Cast for approval, but will have the same effect as a vote “against” proposals requiring any percentage of the outstanding voting securities for approval. Brokers do not have discretionary authority to vote on the election of directors.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS TO BE PRESENTED AT OUR NEXT ANNUAL MEETING

In order for any shareholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be included in our Proxy Statement to be issued in connection with the 2019 Annual Meeting of Shareholders, we must receive such shareholder proposals no later than December 31, 2018. Any such shareholder proposal submitted, including any accompanying supporting statement, may not exceed 500 words, per Rule 14a-8(d) of the Exchange Act. All shareholder proposals must be made in writing and addressed to Lifeway’s Secretary or Assistant Secretary, c/o Lifeway Foods, Legal Department, 6101 West Gross Point Road, Niles, Illinois 60714.

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PROXY CARD AND REVOCABILITY OF PROXY

You may vote by completing and mailing the enclosed proxy card. As a shareholder of record, if you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders named in the enclosed proxy as follows:

•	FOR the election of the director nominees named herein (Proposal One), unless you are a record holder of your shares and specifically withhold authority to vote for one or more of the director nominees. If you hold your shares through a broker in “street name,” your broker will not be allowed to vote on Proposal One unless you direct your broker as to such vote.
•	FOR ratifying the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal Two).

In their discretion, the proxy holders named in the enclosed proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board knows of no other items of business as of the date of this Proxy Statement that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. In addition, we did not receive any shareholder proposals or nominations on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.

If you vote by proxy, you may revoke that proxy or change your vote at any time before it is voted at the Annual Meeting. Shareholders of record may revoke a proxy or change their vote prior to the Annual Meeting by delivering to Lifeway’s Secretary or Assistant Secretary, c/o Legal Department, Lifeway Foods, 6101 West Gross Point Road, Niles, Illinois 60714, a written notice of revocation, a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attending the Annual Meeting will not, by itself, revoke a proxy. If your shares are held in the name of a bank, broker, or other nominee, you may change your vote by submitting new voting instructions to your bank, broker, or other nominee. Please note that if your shares are held of record by a bank, broker, or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy issued in your name from the record holder (your bank, broker, or other nominee).

DISSENTERS’ RIGHT OF APPRAISAL

Under Illinois General Corporation Law and Lifeway’s Certificate of Incorporation, shareholders are not entitled to any appraisal or similar rights of dissenters with respect to any of the proposals to be acted on at the Annual Meeting.

AVAILABILITY OF PROXY MATERIALS AND SOLICITATION OF PROXIES

Lifeway will bear the entire cost of solicitation of proxies, including preparation, assembly, printing, and mailing of this Proxy Statement, the accompanying annual report and proxy card and any additional information furnished to shareholders.

We may supplement the original solicitation of proxies by mail by certain of our directors, executive officers, and regular employees, without additional compensation, in person, or by telephone, e-mail, or facsimile. We will not pay any additional compensation to directors, executive officers, or regular employees for such services. We may reimburse brokerage firms, banks, custodians, and other persons representing beneficial owners of shares of Common Stock for their reasonable out-of-pocket expenses in forwarding the solicitation materials to those beneficial owners.

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple shareholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees. If you currently receive multiple copies of the proxy materials at the same address and wish to opt in to householding, or if you currently do not receive multiple copies and wish to opt out of householding, you may notify us in writing or by telephone. Lifeway will also promptly deliver an additional copy of the proxy materials to any shareholder who requests one. Any such request should be directed to Lifeway’s Secretary or Assistant Secretary, c/o Legal Department, Lifeway Foods, 6101 West Gross Point Road, Niles, Illinois 60714, (847) 967-1010.

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Attending the Annual Meeting

Admission to the Annual Meeting is limited to shareholders as of the close of business on the Record Date with proof of ownership of Lifeway’s Common Stock, as well as valid government-issued photo identification, such as a valid driver’s license or passport. If your shares are held in the name of a broker, bank, or other nominee and you plan to attend the Annual Meeting, you must present proof of your ownership of stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting.

PROPOSAL ONE
ELECTION OF DIRECTORS

The Board currently consists of eight (8) directors, all of whom have been nominated for re-election. Shareholders and their proxies are being asked to vote on the eight (8) persons nominated for the Board, as set forth below. Each nominee has consented to being named as a nominee for election as a director and has agreed to serve if elected. At the Annual Meeting, directors will be elected to serve a term of office expiring at the 2019 Annual Meeting of Shareholders or until their successors are elected and duly qualified, subject, however, to their prior death, disability, resignation, retirement, disqualification, or removal from office.

Certain information about the nominees to the Board is set forth below.

LUDMILA SMOLYANSKY, 68, was appointed as a Director by the Board to fill a vacancy created by an increase of the maximum number of Directors up to seven and unanimously elected as the Chairperson of the Board in November 2002. Mrs. Smolyansky has been the operator of several independent delicatessen and gourmet food distributorship businesses, and imported food distributorships. Mrs. Smolyansky and Michael Smolyansky founded Lifeway and Mrs. Smolyansky served as our General Manager. In 2010, Mrs. Smolyansky retired as a Lifeway employee and has continued to serve Lifeway as its Chairperson of the Board since 2002 and as a consultant since 2011. Mrs. Smolyansky holds no other directorships in any other reporting company. Mrs. Smolyansky is the mother of Julie Smolyansky (the President, Chief Executive Officer, and a Director of the Company) and Edward Smolyansky (the Chief Operating Officer, Treasurer, Secretary, and a Director of the Company). Mrs. Smolyansky brings many years of food industry experience, historical perspective, and operational expertise to the Board.

JULIE SMOLYANSKY, 43, was appointed as a Director and elected President and Chief Executive Officer of Lifeway by the Board of Directors to fill the vacancies in those positions created by the death of her father, Michael Smolyansky, in June 2002. She is a graduate with a bachelor’s degree from the University of Illinois at Chicago. Prior to her appointment, Ms. Smolyansky spent six years as Lifeway’s Director of Sales and Marketing. Ms. Smolyansky also served as Lifeway’s Chief Financial Officer and Treasurer from 2002 to 2004. She holds no other directorships in any other reporting company. Ms. Smolyansky is the daughter of Ludmila Smolyansky (the Chairperson of the Board), and brother of Edward Smolyansky (the Chief Operating Officer, Treasurer, Secretary, and a Director of the Company). The significant knowledge base and operational expertise she has acquired by serving the Company as a senior executive for over twenty years qualify her to continue to serve on the Board. Ms. Smolyansky’s family maintains a controlling interest in the Company, and the Board believes it is appropriate to provide for continuity of the representation of the Smolyansky family on the Board as a component of our succession planning strategy.

EDWARD SMOLYANSKY, 38, was elected as a Director in June 2017 and is Lifeway’s Chief Operating Officer, Treasurer, and Secretary. Mr. Smolyansky was appointed as Chief Financial and Accounting Officer and Treasurer of Lifeway in November 2004 and appointed as the Chief Operating Officer and Secretary in 2012. He resigned his titles as Chief Financial Officer on January 1, 2016 and as Chief Accounting Officer on August 8, 2016. He also served as Lifeway’s Controller from June 2002 until 2004. He received his bacherlor’s degree in finance from Loyola University of Chicago in December 2001. He holds no other directorships in any other reporting company. Mr. Smolyansky is the brother of President and CEO Julie Smolyansky and the son of Lifeway’s Chairperson of the Board Ludmila Smolyansky. Mr. Smolyansky’s role, and knowledge acquired, serving the Company in a senior executive capacity since 2002 qualify him to continue to serve on the Board. Mr. Smolyansky’s family maintains a controlling interest in the Company, and the Board believes it is appropriate to provide for continuity of the representation of the Smolyansky family on the Board as a component of our succession planning strategy.

POL SIKAR, 70, has been a Lifeway Director since the Company’s inception in February 1986. He holds a master’s degree from the Odessa State Institute of Civil Engineering in Russia. For more than 40 years, he has been President and a major shareholder of Montrose Glass & Mirror Co., a company providing glass and mirror products to the wholesale and retail trade in the greater Chicago area. Mr. Sikar devotes as much time as necessary to the business of the Company and currently holds no other directorships in any other reporting company. Mr. Sikar brings a historical perspective to the Board along with executive and entrepreneurial experiences that provide Lifeway with insights into operational and strategic planning, and financial matters.

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RENZO BERNARDI, 80, was elected as a Director of Lifeway in 1994. Mr. Bernardi is the president and founder of Renzo & Sons, Inc., a dairy and food service company which has been in business since 1969 (formerly, Renzo-Milk Distribution Systems). He has nearly 50 years of experience in the dairy distribution industry. Mr. Bernardi is a graduate of Instituto Tecnico E Commerciale of Macomer, Sardinia. Mr. Bernardi devotes as much time as necessary to the business of the Company and currently holds no other directorships in any other reporting company. Mr. Bernardi brings deep industry experience and a historical perspective to the Board.

PAUL LEE, 43, was elected as a Director of Lifeway to fill a vacancy on the Board of Directors in July 2012. Mr. Lee is currently CEO of Builders VC, which he co-founded in 2015 as Roniin LLC. From 2010 to 2015, Mr. Lee was a General Partner at Lightbank LLC and was a founding member and Senior Vice President at the Peacock Equity Fund. Mr. Lee brings financial and strategic experience to the Company’s Board of Directors. He holds a MBA degree in finance from UCLA. Mr. Lee devotes as much time as necessary to the business of the Company and currently holds no other directorships in any other reporting company. Mr. Lee’s brings to the Board significant financial expertise developed through his experience in a range of industries.

JASON SCHER, 43, was elected as a Director of Lifeway to fill a vacancy on the Board of Directors in July 2012. Since 2016, he has been advising and consulting for several real estate development, hospitality, and consumer packaged goods companies in Chicago and California. From 2004 until 2016, Mr. Scher was the Chief Operating Officer of Vosges Haut-Chocolat, a leading manufacturer and seller of super premium chocolate confections in the U.S. Additionally, he is currently a Managing Member of South Shore Developers Group, a real estate development company focused on affordable housing in the Chicago area. From 2000 to 2004, Mr. Scher served as a principal in RP3 Development, a New York based construction management and development company that performed work nationwide. Mr. Scher started his career with XandO coffee bar/COSI Sandwich Bar in their real estate and construction group. His strong leadership has been instrumental in the growth and development of the businesses that he worked in over the years. Mr. Scher devotes as much time as necessary to Lifeway’s business and currently holds no other directorships in any other reporting company. Mr. Scher brings manufacturing, financial, and strategic experience to the Company’s board of directors

LAURENT MARCEL, 46, was appointed as a Director of Lifeway to fill a vacancy on the Board on January 1, 2018. Mr. Marcel is a French citizen. He is a Director of Harmless Harvest, Inc. and Michel et Augustin, SAS and was formerly a Director of Danone North America Public Benefit Corporation. Mr. Marcel is serving as the interim CEO of Harmless Harvest, Inc. He is also a Director and President of Danone Manifesto Ventures, Inc. From 2011 to 2015, Mr. Marcel was Managing Director of Danone Nutricia India and then Managing Director of Danone India in Mumbai, where he oversaw the integration of a leading company in the Indian baby food market as well as the reorganization of Danone’s activities in India. From 2007 to 2010, Mr. Marcel was the CFO of Danone Dairy Russia & CIS in Moscow, where he oversaw the acquisition of Unimilk, a large Russian dairy company, and from 2010 to 2011 he served as the CFO of Danone Unimilk and the head of integration. Mr. Marcel joined Danone as a finance manager in 2002 in Paris, and in 2004 he became the CFO of Danone Aqua Indonesia (Danone’s water business in Indonesia) in Jakarta. Each of the above Danone entities are affiliated with Danone North America Public Benefit Corporation. Mr. Marcel graduated from HEC and Paris Law School in 1994, and he started his career practicing law in Paris and New York with a focus in mergers & acquisitions and private equity. Mr. Marcel devotes as much time as necessary to the business of the Company and currently holds no other directorships in any other reporting company.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE.

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PROPOSAL TWO
RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At a meeting held on April 13, 2018, Lifeway’s Audit Committee unanimously recommended the reappointment of Mayer Hoffman McCann P. C. (“MHM”) as our independent registered public accounting firm for the fiscal year ending December 31, 2018. While the Audit Committee is responsible for the appointment, compensation, retention, termination, and oversight of the independent auditor, we are requesting, as a matter of good corporate governance, that at the Annual Meeting shareholders ratify the selection of MHM as our independent registered public accounting firm. Our Audit Committee first engaged MHM on September 12, 2015, and MHM has been our independent registered public accounting firm since that date for periods ending after December 31, 2014. A representative of MHM is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if desired, and respond to appropriate questions. The approval of the ratification of the appointment of MHM as our independent auditors for the fiscal year ending December 31, 2018 requires the affirmative vote of a majority of the Votes Cast.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MHM AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors

Our shareholders elect the Board of Directors, whose primary responsibility is to foster Lifeway’s long-term health, growth, success, and financial condition, consistent with its fiduciary duty to our shareholders. The Board serves as our ultimate decision-making body, except for those matters reserved to or shared with the shareholders. The Board establishes broad corporate policies and selects and oversees the members of senior management, who are charged by the Board with conducting Lifeway’s business.

Voting for Directors; Director Resignation Policy

Each director in an uncontested election must be elected by a majority of the Votes Cast at the Annual Meeting, or by a plurality of the Votes Cast at the Annual Meeting in a contested election. If any nominee is not available for election at the time of the Annual Meeting (which is not anticipated), the proxy holders named in the proxy, unless specifically instructed otherwise in the proxy, will vote for the election of such other person as the existing Board may recommend, unless the Board decides to reduce the number of our directors.

Consistent with our Bylaws, under our Board’s policy, any director who fails to be elected must offer to tender his or her resignation to the Board. The Board nominates for election or re-election as director, and fills director vacancies with, only those candidates who agree to tender their irrevocable resignations upon (1) the failure to receive the required vote at the annual meeting at which they face election or re-election and (2) Board acceptance of such resignation.

If an incumbent director fails to receive the required vote for re-election, the Board and the Nominating Committee (or Audit Committee, if the Board has not established a Nominating Committee) will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Nominating (or Audit) Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

Director Independence

At least annually and in connection with any individuals being nominated to serve on the Board, the Board reviews the independence of each director or nominee and affirmatively determines whether each director or nominee qualifies as independent. The Board believes that shareholder interests are best served by having a number of objective, independent representatives on the Board. A majority of the current Board, consisting of Mr. Bernardi, Mr. Lee, Mr. Marcel, Mr. Scher, and Mr. Sikar, are “independent directors” as defined in the listing standards of Nasdaq and none of them have relationships to Lifeway that are material to that director’s ability to be independent from management in connection with the duties of a board member.

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The Audit Committee is composed solely of independent directors. In addition, the Board and the Audit Committee have complete and open access to any member of management and the authority to retain independent legal, financial, and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. The Board and Audit Committee also hold regularly scheduled executive sessions of only independent directors to promote discussion among the independent directors and assure independent oversight of management.

Board Leadership

The Board believes that shareholders are best served if the Board retains flexibility to decide what leadership structure works best for Lifeway under its current facts and in its current circumstances. Since 2002, the positions of Chairperson of the Board and Chief Executive at Lifeway have been held by different individuals. Currently, Ludmila Smolyansky serves as Chairperson of the Board and Julie Smolyansky as Chief Executive Officer. The Chief Executive Officer and the Chairperson of the Board have an excellent working relationship and offer Lifeway a complementary array of skills, knowledge, and abilities.

Pursuant to Board policy, the chairperson of the Audit Committee (currently Mr. Lee) also serves as the Board’s Lead Independent Director. The Lead Independent Director presides over meetings of independent directors. We believe that our leadership structure, with a separate Chief Executive Officer, Chairperson of the Board, and Lead Independent Director, is optimal for us at this time.

Board Role in Risk Oversight

The Board of Directors recognizes that although management is responsible for identifying and managing day-to-day risk, the Board and each of its directors play a critical role in the oversight of risk. The Board implements its risk oversight responsibilities by having management provide periodic briefing and informational sessions on the significant risks that Lifeway faces and how we are seeking to control risk if and when appropriate. In some cases, a Board committee is responsible for oversight of specific risk topics. For example, the Audit Committee has oversight responsibility of our internal audit function and risks associated with financial accounting and audits, internal control over financial reporting, and major financial risk exposures.

The Audit Committee also has primary responsibility for overseeing risks related to data protection and cybersecurity, although the Board also exercises oversight over these risks. This oversight includes reports to the Audit Committee and/or the Board on data protection and cybersecurity matters from senior members of our information technology department, legal department, and internal audit function. The topics covered by these reports include risk management strategies, data protection, ongoing risk mitigation activities, cybersecurity strategy, and governance structure.

As discussed in detail below, the Board also has oversight responsibility of risks relating to Lifeway’s compensation policies and practices. At each regular meeting, or more frequently as needed, the Board considers reports from management and its committees that provide detail on risk management issues and management’s response. Beyond formal meetings, the Board has regular access to senior executives. Lifeway believes that its leadership structure promotes effective Board oversight of risk management because management provides the Board, directly and through the Audit Committee, the information necessary to appropriately monitor, evaluate, and assess our overall risk management.

Board Role in Compensation Oversight

Led by the Audit Committee and the Board’s independent directors, the Board discharges its responsibilities related to compensation of Lifeway’s executive officers and administers our incentive and equity compensation plans. The Board also evaluates non-employee director compensation. In addition, the Board is responsible for conducting a periodic risk evaluation of Lifeway’s compensation practices, policies and programs.

In 2017, the Board engaged Willis Towers Watson (“Towers Watson”) as its independent compensation consultant to advise it on executive and director compensation matters. Towers Watson reports directly to the Board, and the Board has the sole power to terminate or replace Towers Watson at any time. Towers Watson also has the opportunity to meet with the Board during its regular meetings, in executive session (where no members of management are present), and with the independent members of the Board outside of the Board’s regular meetings. As part of its engagement in 2017, the Board directed Towers Watson to work with our General Counsel, our Human Resources department, and other members of management to obtain information necessary for Towers Watson to evaluate management’s recommendations to the Board. Towers Watson evaluated our peer group composition, evaluated compensation levels at those peer group companies, and assessed management’s proposed base and incentive (cash and equity) compensation for Lifeway executives and senior management.

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During 2017, Towers Watson did not perform any other services for Lifeway. The Board believes that there is no conflict of interest based on any prior relationship with Towers Watson. In reaching this conclusion, the Board considered the factors set forth in the SEC and Nasdaq rules regarding compensation advisor independence.

Board Role in Director Nominations

Led by the Audit Committee and the Board’s independent directors, the Board selects and evaluates qualified candidates for election or appointment to the Board, including by identifying individuals qualified to become Board members and members of Board committees; nominates director nominees for the next annual meeting of shareholders or for appointment to vacancies on the Board; and identifies individuals to serve as our executive officers.

There are no specific minimum qualifications that the Board believes that a director nominee must meet. However, the Board believes that director candidates should, among other things, possess high degrees of integrity and honesty; have literacy in financial and business matters; have no material affiliations with our direct competitors, suppliers, or vendors; and preferably have experience in our business and other relevant business fields (for example, finance, accounting, law and banking). As a matter of policy, the Board considers diversity together with other factors considered when evaluating candidates, but does not have a specific diversity requirement.

The Board meets in advance of each of Lifeway’s annual meetings of shareholders to identify and evaluate the skills and characteristics of each potential nominee for election as one of our directors. The Board reviews the candidates in accordance with the skills and qualifications set forth in its Corporate Governance Guidelines and by Nasdaq rules. The Board evaluates all director candidates in the same manner, regardless of whether a shareholder or some other source recommends them.

Board Role in Management Succession Planning

One of our Board’s principal duties is to review management succession planning. The Board reviews its management succession plans annually and plans for the development, retention, and replacement of executive officers, including the Chief Executive Officer. Additionally, the Board oversees the risks and exposures associated with management succession planning. Our Board believes that the directors and Lifeway’s executive officers should collaborate on succession planning and that the entire Board should be involved in the critical aspects of the management succession planning process, including establishing selection criteria that reflect our business strategies, identifying and developing internal candidates to ensure the continuity of our culture, and making key management succession decisions.

Management succession is discussed by the Board in regular meetings and in executive sessions of the Board as appropriate. Directors can become familiar with potential successors for key management positions through various means, including regular organization and talent reviews, presentations to the Board, and informal meetings.

Board Meetings and Attendance

The Board typically meets at least quarterly and holds special meetings when necessary. During the 2018 fiscal year, the Board intends to hold at least six regularly scheduled meetings and the independent directors serving on the Board intend to meet in executive session (i.e., without the presence of any non-independent directors or management) immediately following at least two regularly scheduled Board meetings. During the fiscal year ended December 31, 2017 (the “Last Fiscal Year”), the Board held five (5) meetings. Except for Renzo Bernardi, who attended three of five meetings, all directors standing for re-election who served on the Board during the Last Fiscal Year attended at least 75% of the total number of meetings of the Board and of the committees of the Board on which they served in the Last Fiscal Year.

Pursuant to our Corporate Governance Guidelines, the Board expects attendance by Directors at Lifeway’s annual meetings. Each of the directors standing for re-election who served on the Board during the Last Fiscal Year attended the 2017 Annual Meeting of Shareholders and each of the nominees currently intends to attend this Annual Meeting.

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Communication with the Board

Lifeway’s annual meeting of shareholders provides an opportunity each year for shareholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. Shareholders who wish to contact the Board, any committee of the Board, or any individual director or group of directors may do so by sending such written communications to Lifeway’s Secretary or Assistant Secretary, c/o Legal Department, Lifeway Foods, 6101 West Gross Point Road, Niles, Illinois 60714. The Secretary or Assistant Secretary will collect and organize any copies of written communications that we receive and provide them to the Board or the relevant director unless the Secretary or Assistant Secretary’s reasonably determines that they are inappropriate for submission to the intended recipient(s). Examples of shareholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to Lifeway’s business, or communications that relate to improper or irrelevant topics. The Secretary or Assistant Secretary or their designees may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other Lifeway employees or agents who are responsible for analyzing or responding to complaints or requests. Communications concerning possible director nominees submitted by any of our shareholders will be forwarded to the independent directors of the Board.

Controlled Company Exemption

Because Ludmila Smolyansky, Julie Smolyansky, and Edward Smolyansky, acting as a group, (the “Smolyansky family”) beneficially own a majority of Lifeway’s outstanding Common Stock, we qualify as a “controlled company” pursuant to Nasdaq Listing Rule 5615. As a controlled company, we are exempt from the requirements to have separate, independent compensation and nominating committees; a majority of independent directors on our Board; or independent directors comprising a majority of the Board select nominees for director or determine the compensation of its officers. We have chosen to take advantage of the controlled company exemptions described above. However, we continue to maintain a majority of independent directors on the Board and those independent directors continue to select director nominees and determine officer compensation.

We believe that having the Smolyansky family as a significant part of a long-term-focused, committed, and engaged stockholder base provides us with an important strategic advantage, particularly in a business with a mature, well-recognized brand. We desire to remain independent and family-controlled, and we believe the Smolyansky family shares these interests. As a result of our use of the controlled company exemption, our corporate governance practices differ from those of non-controlled companies, which are subject to all of the Nasdaq corporate governance requirements. In the event we cease to be a controlled company, we will be required to comply with all of the corporate governance standards under Nasdaq’s rules, subject to applicable transition periods.

Committees of the Board

Because Lifeway avails itself of the controlled company exemption, it maintains one standing committee: the Audit Committee. All members of the Audit Committee are independent directors, as defined in the applicable rules for companies traded on Nasdaq. The Board of Directors has adopted a written charter for the Audit Committee. The Board and the Audit Committee most recently reviewed the charter in August 2017 and do so at least annually. Although the Board does not currently maintain a Compensation Committee or Nominating Committee, it and the Audit Committee consider our Corporate Governance Guidelines and the guidelines in the former charters for those committees when discharging compensation and nominating oversight duties. Current copies of Lifeway’s Corporate Governance Guidelines, committee charters, and other key corporate governance documents are available on our website at www.lifewayfoods.com under Investor Relations.

Audit Committee

The Audit Committee consisted of Messrs. Sikar, Lee, and Scher in the Last Fiscal Year. Mr. Lee was the Chairperson of the Audit Committee. The Audit Committee held six (6) meetings in the Last Fiscal Year. The Audit Committee oversees the adequacy and effectiveness of our internal controls and meets with Lifeway’s internal and independent auditors to review these internal controls and to discuss other financial reporting matters. The Audit Committee is also responsible for the selection, appointment, compensation, and oversight of the auditors. The Audit Committee reviews the financial reporting and accounting principles and standards and the audited financial statements to be included in the annual report. It also reviews the quarterly financial results and related disclosures. Additionally, the Audit Committee is responsible for the review and oversight of all related party transactions and other potential conflict of interest situations between and among Lifeway and its officers, directors, employees, and principal shareholders. The Audit Committee relies on the expertise and knowledge of management, our internal auditor, and our independent auditor in carrying out its oversight responsibilities.

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The Board has determined that each member of the Audit Committee (1) is “independent” as defined by applicable SEC rules and the listing standards of Nasdaq, (2) has not participated in the preparation of our financial statements or those of any of our current subsidiaries at any time during the past three years, and (3) is able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. In addition, the Board has determined that Mr. Lee is financially literate and financially sophisticated, as those terms are defined under the rules of Nasdaq, and is an “audit committee financial expert,” as defined by applicable SEC rules.

Committees Dissolved During the Last Fiscal Year

During the Last Fiscal Year prior to its dissolution in November 2017 when Lifeway availed itself of the “controlled company” exemption in Nasdaq Listing Rule 5615, the Board maintained a Compensation Committee. The Compensation Committee consisted of Messrs. Scher and Lee. Mr. Scher was the Chairperson of the Compensation Committee. The Compensation Committee held one (1) meeting during the Last Fiscal Year.

Similarly, during the Last Fiscal Year prior to its dissolution in November 2017 when Lifeway availed itself of the “controlled company” exemption in Nasdaq Listing Rule 5615, the Board also maintained a Nominating Committee. The Nominating Committee consisted of Messrs. Lee and Scher. Mr. Scher was the Chairperson of the Nominating Committee. The Nominating Committee held one (1) meeting during the Last Fiscal Year.

Annual Board and Committee Evaluations

Each year, as required by our Corporate Governance Guidelines, our Board and its Committees conduct evaluations to assess their effectiveness and adherence to the Lifeway’s Code of Ethics, Corporate Governance Guidelines, policies adopted by the Board, and committee charters, and to identify opportunities to improve Board and committee performance.

Board evaluation – The Directors conduct an annual evaluation of the performance of the Board and each of its members. The aggregate results are reported to the Board. The report includes an assessment of the Board’s compliance with our Code of Ethics, corporate governance guidelines, and policies adopted by the Board, and identification of areas in which the Board could improve its performance.

Committee evaluations – Each Committee conducts an annual performance evaluation and reports the results to the Board. Each committee’s report includes an assessment of the committee’s compliance with our Code of Ethics, corporate governance guidelines, policies adopted by the Board, the committee’s charter, and identification of areas in which the committee could improve its performance.

Director Nominations by Shareholders

Consistent with the Board’s Corporate Governance Guidelines, the Board will consider any candidates recommended by shareholders on the same basis that it considers recommendations from other sources. The recommendation must at a minimum include evidence of the shareholder’s ownership of Lifeway stock, along with the candidate’s name and qualifications for service as a Board member, and a document signed by the candidate indicating the candidate’s willingness to serve, if elected. In considering a candidate submitted by shareholders, the Board will take into consideration the needs of the Board and the qualifications of the candidate. Nevertheless, just as with recommendations from other sources, the Board may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and/or the Board does not perceive a need to increase number of directors on the Board. Shareholders should submit any recommendations of director candidates for Lifeway’s 2019 Annual Meeting of Shareholders to the Secretary or Assistant Secretary, c/o Legal Department, Lifeway Foods, 6101 West Gross Point Road, Niles, Illinois 60714, (847) 967-1010 in accordance with the procedures set forth above under the heading “Deadline for Receipt of Shareholder Proposals to be Presented at Our Next Annual Meeting.”

Website Access to Corporate Governance Documents

We have adopted Corporate Governance Guidelines and a Code of Ethics applicable to all members of the Board, executive officers, and employees, including our principal executive officer and principal financial officer. The Corporate Governance Guidelines, the Code of Ethics, and other corporate governance documents are available on our website at www.lifewayfoods.com. Information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement.

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Certain Relationships and Related Party Transactions

We have determined that there were no related party transactions in excess of $120,000 since January 1, 2016, or currently proposed, involving Lifeway except for the consulting arrangement with Ludmila Smolyansky, our Chairperson of the Board, as further discussed in footnote 1 to the Directors’ Compensation table and as set forth below.

On March 14, 2016, we entered into an endorsement agreement (the “Endorsement Agreement”) with Mrs. Smolyansky that was effective January 1, 2016. Under the terms and conditions of the Endorsement Agreement, Mrs. Smolyansky grants an unlimited, perpetual, non-exclusive, worldwide and, except as set forth therein, royalty free, right to use, reuse, publish, reproduce, perform, copy, create derivative works, exhibit, broadcast and display Mrs. Smolyansky’s name, image and likeness in Marketing Materials (as defined in the Agreement). As consideration for such license, we agree to pay Mrs. Smolyansky a royalty equal to $0.02 for each product or item sold by Lifeway during each calendar month bearing Mrs. Smolyansky’s first name, last name, or other identifying personal characteristics; provided however that such royalty will not exceed $50,000 in any month and such royalty payments will cease upon the death of Mrs. Smolyansky.

On March 18, 2016, Lifeway entered into a consulting agreement (the “Consulting Agreement”) with Mrs. Smolyansky that was effective January 1, 2016. Under the terms and conditions of the Agreement, Mrs. Smolyansky will continue to provide consulting services with respect to our business strategy, international expansion, and product management and expansion for which we will pay Mrs. Smolyansky an aggregate of $1,000,000 annually and prorated amounts for periods shorter than a year. The Consulting Agreement is terminable by either party on ten days’ prior written notice.

Insider Trading Policy and Rule 10b5-1 Sales Plans

Consistent with our Corporate Governance Guidelines, we have an insider trading policy that prohibits our officers, directors, and certain other employees and persons from engaging in, among other things, short sales, hedging of stock ownership positions, and transactions involving derivative securities relating to Lifeway’s common stock without prior approval of Lifeway’s designated compliance officer and the Board of Directors. Our insider trading policy permits our officers, directors, and employees to enter into trading plans complying with Rule 10b5-1 under the Exchange Act.

Executive and Director Stock Ownership and Holding Policy

In 2018, our Board adopted a stock ownership and holding policy to better align the interests of our executive officers and independent directors with the interests of stockholders and further promote our commitment to sound corporate governance.

Under the policy, our executive officers are required to own Lifeway Common Stock valued at 100% of their annual base salary. The individual minimum level for each executive officer is initially calculated using the executive officer’s base salary as of the date the person is first appointed as an executive officer. This minimum level is then recalculated each January 1st. Unless an executive officer has satisfied his or her applicable minimum ownership level, the executive officer is required to retain an amount equal to 50% of the net shares received as the result of the exercise, vesting, or payment of any equity awards granted to him or her. Thereafter, executive officers are required to (i) retain 25% of all such net shares, and (ii) continuously own sufficient numbers of shares to satisfy the minimum ownership requirement once attained, for so long as they remain executive officers.

The policy also requires each independent director to own Lifeway Common Stock valued at 100% of the annual retainer payable to such director. The policy provides that if Lifeway awards shares to independent directors, those directors must retain 50% of all net shares (post tax) that vest until the director meets the minimum share ownership requirement and 25% of all such net shares thereafter. This individual minimum level is then recalculated each year when an independent director is elected or re-elected to the Board. Our policy requires independent directors to whom we award shares to continuously own sufficient numbers of those shares to satisfy the requirements once attained for so long as they remain members of our Board.

Shares that count toward satisfaction of the stock ownership requirements for executive officers and directors include the following: (i) vested shares held outright or beneficially owned by the executive officer or director, regardless of how acquired; (ii) vested shares held by the spouse or dependent children of the executive officer or director; (iii) vested shares held in trust for the economic benefit of the executive officer or director, or the spouse or dependent children of the executive officer or director; (v) vested shares held in a 401(k), IRA, or other retirement plan. The following do not count towards satisfaction of the stock ownership guidelines: (i) unvested shares of any type; (ii) shares subject to pledge as collateral for a loan or in a margin account; (iii) unexercised stock options (whether vested or unvested); and (iv) vested incentive performance awards that are settled in cash rather than equity.

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Ms. Smolyansky and Mr. Smolyansky have satisfied the ownership requirements, and Mr. Waldron, Ms. Reilly, and Mr. Hass are progressing toward attaining their applicable executive officer ownership requirements. Mr. Bernardi has satisfied the ownership requirements. Mr. Sikar, Mr. Lee, and Mr. Scher are progressing toward attaining their applicable independent director ownership requirements. Given Danone North America PBC’s (“Danone”) ownership of over 21% of Lifeway’s common stock and Mr. Marcel’s status as Danone’s designated director, the Board has determined that he is exempt from these requirements.

Exceptions to these share ownership and holding requirements may be made at the discretion of the Board if compliance would create severe hardship or prevent an executive officer or director from complying with a court order, such as part of a divorce settlement. The Board expects these instances will be rare. If an exception is granted in whole or in part, the Board will, in consultation with the affected executive officer or director, develop an alternative stock ownership guideline for that individual that reflects both the intention of the policy and that individual’s particular circumstances.

The stock ownership guidelines are administered, interpreted, and construed by the Board. In administering the stock ownership and holding policy, the Board will annually review the extent to which each of our executive officers and directors has complied with the stock ownership policy.

The ownership levels of our named executive officers and non-employee directors as of the Record Date are set forth in the table entitled “Ownership of Common Stock by Certain Beneficial Owners and Management” below. The stock ownership and holding policy described above prescribes the amount and length of time executives or directors have to hold their stock after exercise or vesting.

OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the Record Date, Lifeway’s directors and “Named Executive Officers” (“NEOs”) beneficially own, directly or indirectly, in the aggregate, approximately 50.7% of its outstanding Common Stock. These shareholders have significant influence over our business affairs, with the ability to control matters requiring approval by our shareholders, including the two proposals set forth in this Proxy Statement and other matters such as approvals of mergers or other business combinations.

The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership of the Common Stock for (i) each person known by Lifeway to beneficially own more than 5% of the outstanding shares of our Common Stock, (ii) each of our directors, (iii) each of our NEOs, and (iv) all of our directors and executive officers as a group.

COMMON STOCK
	Shares Beneficially Owned (b)
Name and Address (a)	Number		Percent
Ludmila Smolyansky	5,251,309	(c)	33.1%
Julie Smolyansky	1,768,864	(d)	11.1%
Edward Smolyansky	1,508,504	(e)	9.5%
John Waldron	5,208		*
Renzo Bernardi	14,900		*
Pol Sikar	3,000		*
Paul Lee	0		–
Jason Scher	0		–
Laurent Marcel	0		–

Danone North America PBC 100 Hillside Avenue White Plains, NY 10603-2861	3,454,756	(f)	21.8%
All directors and executive officers as a group (11 persons)	8,056,774	(g)	50.7%

____________

*	Less than 1%

(a)	Unless otherwise indicated, the business address of each person or entity named in the table is c/o Lifeway Foods, Inc., 6431 Oakton St., Morton Grove, IL 60053.
(b)	Applicable percentage of ownership is based on 15,877,851 shares of Common Stock outstanding as of the Record Date. Beneficial ownership is determined in accordance with SEC rules and includes voting and investment power with respect to shares. Shares of Common Stock subject to options, warrants, or other convertible securities exercisable within 60 days after the Record Date are deemed outstanding for computing the percentage ownership of the person holding such options, warrants, or other convertible securities, but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted, the named beneficial owner has the sole voting and investment power with respect to the shares of Common Stock shown.

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(c)	Includes (i) 5,223,966 shares held by the Ludmila Smolyansky Trust 2/1/05, of which Mrs. Smolyansky is the trustee and (ii) 27,343 shares held by The Smolyansky Family Foundation, of which Mrs. Smolyansky is the trustee. Includes an aggregate of 1,759,000 shares subject to pledge in accordance with the terms and conditions of a full recourse loan agreement with a lender.
(d)	Includes (i) 22,216 shares held by Ms. Smolyansky on behalf of minor children, (ii) 4,636 shares held by Ms. Smolyansky’s spouse and (iii) 500,000 shares held by Smolyansky Family Holdings, LLC (the “Smolyansky LLC”) of which Ms. Smolyansky beneficially owns 50%. Ms. Smolyansky shares the power to vote and dispose of the shares held by the Smolyansky LLC with Mr. Smolyansky. Ms. Smolyansky disclaims beneficial ownership of the shares held by the Smolyansky LLC except to the extent of any pecuniary interest therein.
(e)	Includes 500,000 shares held by the Smolyansky LLC of which Mr. Smolyansky beneficially owns 50%. Mr. Smolyansky shares the power to vote and dispose of the shares held by the Smolyansky LLC with Ms. Smolyansky. Mr. Smolyansky disclaims beneficial ownership of the shares held by the Smolyansky LLC except to the extent of any pecuniary interest therein. Includes an aggregate of 116,081 shares subject to pledge in accordance with the terms and conditions of a brokerage firm’s customary margin account requirements.
(f)	Based on information known to Lifeway.
(g)	Includes (i) 5,223,966 shares held by the Ludmila Smolyansky Trust 2/1/05, of which Ludmila Smolyansky is the trustee, (ii) 27,343 shares held by The Smolyansky Family Foundation, of which Ludmila Smolyansky is the trustee, (iii) 22,216 shares held by Julie Smolyansky on behalf of minor children, (iv) 4,636 shares held by Julie Smolyansky’s spouse and (iii) 500,000 shares held by the Smolyansky LLC of which Julie Smolyansky and Edward Smolyansky each beneficially owns 50%.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officers

Lifeway’s executive officers are Ms. Julie Smolyansky, Chief Executive Officer, President, and a Director; Mr. Edward Smolyansky, Chief Operating Officer, Treasurer, and Secretary, and a Director; Mr. John Waldron, Chief Financial Officer and Chief Accounting Officer; Mr. Douglas Hass, General Counsel and Assistant Corporate Secretary; and Ms. Jennifer Reilly, Senior Executive Vice President of Sales. Biographical information for Ms. Smolyansky and Mr. Smolyansky is included above in Proposal One.

JOHN P. WALDRON, 53, is the Chief Financial and Accounting Officer of the Company. He joined Lifeway as Vice President of Finance in July 2015, became Chief Financial Officer on January 1, 2016, and became Chief Accounting Officer on August 8, 2016. Prior to his employment at the Company, Mr. Waldron was a financial consultant at Tatum during 2015, counseling a large public company on effective controllership capabilities. Previously, Mr. Waldron was Vice President, Controller and Chief Accounting Officer at Campbell Soup Company from 2011 to 2013 and Vice President, Controller and Chief Accounting Officer of Navistar from 2006 to 2010. Prior to 2006, Mr. Waldron held various financial leadership positions with private and public companies including RR Donnelley, the Follett Corporation, Dominick’s Supermarkets and Terrific Promotions. Mr. Waldron began his career at Arthur Andersen and he is a graduate of Loyola University of Chicago.

DOUGLAS A. HASS, 42, is the General Counsel and Assistant Corporate Secretary of the Company. He has more than twenty years of legal, management, and operations experience, centered on technology-intensive businesses. He joined Lifeway as Legal Counsel in March 2016 from international law firm DLA Piper LLP (US) and became General Counsel and Assistant Corporate Secretary on November 7, 2016. From 2009 through 2016, in private practice, Mr. Hass advised and represented a wide range of federal and state government and public and privately held clients on a variety of labor and employment, corporate, and technology/new media issues, as well as associated corporate law and litigation matters. From 1998 until 2006, Mr. Hass was Chief Operations Officer at ImageStream, a multinational telecommunications and Internet networking equipment manufacturer. Prior to 1998, Mr. Hass was Vice President and Partner at Skye/net, a major Midwest-based Internet service provider. He holds a Juris Doctor from Indiana University Maurer School of Law in Bloomington, Indiana.

JENNIFER REILLY, 44, is the Senior Executive Vice President of Sales of the Company. Prior to joining Lifeway, Ms. Reilly led the National Accounts and Sales Planning Teams for Quaker Foods, a division of PepsiCo that generated over $3 billion in sales annually. Prior to this position, she was the Vice President of PepsiCo Warehouse Sales’ regional grocery business in the U.S. In this role, she led the field sales and retail execution teams managing Gatorade, Tropicana, Quaker, Müller, Naked and Emerging Brands across six regions within the U.S. In addition, Ms. Reilly held several headquarters & field sales roles during her 11-year tenure with PepsiCo. Prior to PepsiCo, Ms. Reilly spent nine years with Colgate-Palmolive holding key customer management roles including Target, Dollar General, Associated Wholesale Grocers and Valu Merchandisers.

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Named Executive Officers

The following table sets forth certain information concerning compensation received by Lifeway’s NEOs, consisting of our Chief Executive Officer and the two other most highly paid executive officers for services rendered in all capacities during the Last Two Fiscal Years.

Summary Compensation Table
Name and Principal Position(s)	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity incentive plan compensation ($)	All Other Compensation ($)	Total ($)
Julie Smolyansky	2017	1,000,000	–	575,000(1)	–	742,438(2)	49,539(3)	2,366,977
Chief Executive officer and President	2016	1,000,000	–	–	–	860,000(4)	41,867(5)	1,901,867

Edward Smolyansky	2017	1,000,000	–	575,000(6)	–	742,438(7)	49,504(8)	2,366,942
Chief Operating Officer, Secretary, and Treasurer	2016	1,000,000	–	–	–	860,000(9)	43,946(10)	1,903,946

John Waldron	2017	400,000	–	40,000(11)	–	110,000	12,933(12)	562,933
Vice President of Finance and Chief Financial and Accounting Officer (13)	2016	325,000	75,000	–	26,340(14)	–	10,600(15)	436,940

(1)	An award of time-based Performance Shares pursuant to the Omnibus Plan. The amounts reported in this column represent the value consistent with the estimate of aggregate compensation cost to be recognized over the service period for the stock awards granted for fiscal 2017. The maximum value of the restricted awards for fiscal 2017 assuming achievement of all of performance measures was $1,725,000. As discussed below in the section “Consent by Danone to Common Stock Issuances to Lifeway’s CEO and COO pursuant to the Omnibus Plan,” we must obtain Danone’s consent before issuing these Performance Shares when they vest (if at all).

(2)	As discussed below in the section “Consent by Danone to Common Stock Issuances to Lifeway’s CEO and COO pursuant to the Omnibus Plan,” includes $287,500 of vested stock awards (Performance Shares) earned for fiscal year 2017 that were ultimately settled in cash as nonequity incentive plan compensation because Danone declined to consent to issuances of performance-based, long-term incentive stock awards to Ms. Smolyansky.

(3)	Includes (a) $10,800 representing Lifeway’s matching contributions to the 401(k) plan on behalf of Ms. Smolyansky; (b) a car allowance of $28,277; and (c) the reimbursement of personal legal fees and expenses associated with her employment of $9,033.

(4)	As discussed below in the section “Consent by Danone to Common Stock Issuances to Lifeway’s CEO and COO pursuant to the Omnibus Plan,” includes $100,000 of vested stock awards (Performance Shares) earned for fiscal year 2016 that were ultimately settled in cash as nonequity incentive plan compensation because Danone declined to consent to issuances of performance-based, long-term incentive stock awards to Ms. Smolyansky.

(5)	Includes (a) $10,600 representing Lifeway’s matching contributions to the 401(k) plan on behalf of Ms. Smolyansky and (b) $27,466 of payments related to personal usage of a Company-leased vehicle by Ms. Smolyansky.

(6)	An award of time-based Performance Shares pursuant to the Omnibus Plan. The amounts reported in this column represent the value consistent with the estimate of aggregate compensation cost to be recognized over the service period for the stock awards granted for fiscal 2017. The maximum value of the restricted awards for fiscal 2017 assuming achievement of all of performance measures was $1,725,000. As discussed below in the section “Consent by Danone to Common Stock Issuances to Lifeway’s CEO and COO pursuant to the Omnibus Plan,” we must obtain Danone’s consent before issuing these Performance Shares when they vest (if at all).

(7)	As discussed below in the section “Consent by Danone to Common Stock Issuances to Lifeway’s CEO and COO pursuant to the Omnibus Plan,” includes $287,500 of vested stock awards (Performance Shares) earned for fiscal year 2017 that were ultimately settled in cash as nonequity incentive plan compensation because Danone declined to consent to issuances of performance-based, long-term incentive stock awards to Mr. Smolyansky.

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(8)	Includes (a) $10,800 representing Lifeway’s matching contributions to the 401(k) plan on behalf of Mr. Smolyansky; (b) a car allowance of $26,886; and (c) the reimbursement of personal legal fees and expenses associated with his employment of $8,116.

(9)	As discussed below in the section “Consent by Danone to Common Stock Issuances to Lifeway’s CEO and COO pursuant to the Omnibus Plan,” includes $100,000 of vested stock awards (Performance Shares) earned for fiscal year 2016 that were ultimately settled in cash as nonequity incentive plan compensation because Danone declined to consent to issuances of performance-based, long-term incentive stock awards to Mr. Smolyansky.

(10)	Consists of (a) $10,600 representing Lifeway’s matching contributions to the 401(k) plan on behalf of Mr. Smolyansky, (b) $26,637 of payments related to personal usage of a Company-leased vehicle by Mr. Smolyansky and (c) $6,709 treated as compensation to Mr. Smolyansky under a non-accountable expense plan.

(11)	An award of time-based Performance Shares pursuant to the Omnibus Plan. The amounts reported in this column represent the value consistent with the estimate of aggregate compensation cost to be recognized over the service period for the stock awards granted for fiscal 2017. The maximum value of the restricted awards for fiscal 2017 assuming achievement of all of performance measures was $750,000.

(12)	Includes (a) $10,800 representing Lifeway’s matching contributions to the 401(k) plan on behalf of Mr. Waldron and (b) an Internet/telecommunications services allowance of $1,923.

(13)	Mr. Waldron was appointed as our Chief Financial Officer effective January 1, 2016, and as our Chief Accounting Officer effective August 8, 2016.

(14)	The amounts reported in this column represent the grant date fair value of the option awards granted in fiscal 2016 calculated in accordance with FASB ASC Topic 718. The assumptions we used in calculating these amounts are included in Note 12 to the Consolidated Financial Statements in our 2016 Form 10-K.

(15)	Consists of $10,600 representing the Company’s matching contributions to the 401(k) plan on behalf of Mr. Waldron.

In 2017, the Board’s Compensation Committee approved Performance Measures for each Performance Period in 2017 tied to three payout tiers: 85% of goal (threshold), 100% of goal (target), and 111-115% of goal (excellence). Had Lifeway achieved the third payout tier (that is 111-115% of the target goals) for each of the 2017 Performance Periods, Ms. Smolyansky and Mr. Smolyansky each would have earned the maximum incentive compensation of $3,450,000 ($1,725,000 in short-term, nonequity incentive compensation and $1,725,000 in long-term, equity-based incentive compensation) and Mr. Waldron would have earned the maximum incentive compensation of $750,000 in long-term, equity-based incentive compensation. Based on our 2017 financial performance:

•	Ms. Smolyansky and Mr. Smolyansky achieved the first tier of the quarterly net revenue measures in the first two quarters of 2017 and did not achieve a payout tier in the third and fourth quarters of the 2017 Performance Periods.
•	Ms. Smolyansky and Mr. Smolyansky achieved the third payout tier of the first semi-annual adjusted EBITDA measure and did not achieve a payout tier for the second semi-annual adjusted EBITDA measure of the 2017 Performance Periods.
•	Mr. Waldron achieved the first tier of the annual net revenue measure of the 2017 Performance Periods.
•	Mr. Waldron did not achieve a payout tier for the annual adjusted EBITDA measure for the 2017 Performance Periods.

All long-term, equity-based incentive compensation is subject to the vesting and continued employment requirements described above.

Ms. Smolyansky and Mr. Smolyansky were not eligible for short-term, nonequity incentive compensation for personal performance goal achievement in 2017. The Compensation Committee approved short-term nonequity incentive compensation for personal performance goal achievement by Mr. Waldron in the 2017 Performance Periods. The goals were a mixture of subjective and qualitative measures regarding the management of his department, support of specific Company-wide objectives, and departmental milestones. If Mr. Waldron had achieved all of his personal performance goals during the 2017 Performance Periods, he would have earned the maximum short-term nonequity incentive compensation of $200,000.

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Incentive Plan Program

Our NEOs and other key employees designated by the Board are eligible to receive nonequity awards and awards of Performance Units under Lifeway’s 2015 Omnibus Incentive Plan (the “Omnibus Plan”), the latter of which will result in grants of Performance Shares with time-based vesting requirements if Lifeway exceeds specified financial performance criteria set by the Board. The amount and value of the awards depend on our performance relative to the performance goals approved by the Board at the beginning of the Performance Period. The 2017 and 2018 Performance Unit cycles have one-year Performance Periods for all plan participants except the CEO and COO. The 2016, 2017, and 2018 Performance Unit cycles for the CEO and COO have both quarterly and semi-annual Performance Periods.

Under the Performance Unit program, assuming above-minimum threshold performance, time-based Performance Shares will be granted to the eligible participants, including NEOs, pursuant to the Omnibus Plan and the terms and conditions of the applicable award agreements. For the reasons discussed below in the section “Consent by Danone to Common Stock Issuances to Lifeway’s CEO and COO pursuant to the Omnibus Plan,” no Performance Shares were awarded to executive officers in 2016.

For the 2017 and 2018 performance periods, Performance Share awards granted to eligible participants will vest, if at all, 1/3 one year after the grant is made and following the completion of the Performance Period; 1/3 in the following year, more than one full year following the completion of the Performance Period; and 1/3 in the third year, more than two full years following the completion of the Performance Period. An award (or part thereof) only vests if the eligible participant remains employed by Lifeway on the vesting date. The Board believes that the post-performance period vesting and continued employment features of Performance Share Awards provide important mechanisms that help to retain NEOs and other key employees and to align their interests with long-term shareholder value.

The following table outlines the Performance Periods and performance measures and the Board’s rationale for their selection:

Performance Periods	2016 through 2018
Performance Measures	Net revenue Adjusted EBITDA(1)
Rationale

The Board believes these measures are key drivers of our long-term success and shareholder value, and directly affected by the decisions of management.

The Adjusted EBITDA measure helps ensure that leaders are accountable for driving profitable growth, and making appropriate tradeoffs between investments that increase operating expense and future growth in revenue.

(1)	“Adjusted EBITDA” is not defined under U.S. generally accepted accounting principles (“GAAP”) and is not a deemed alternative to measure performance under GAAP. EBITDA is defined as net income before income taxes, net interest expense, depreciation and amortization, impairment of long lived assets, stock-based compensation, and similar items.

The likelihood of our NEOs and other key employees receiving nonequity and equity incentive awards in 2018 is dependent on our 2018 financial results, which in turn are dependent on many other factors. As demonstrated by the incentive payouts for 2017, we seek to have target financial and personal goals that maintain a consistent level of difficulty in achieving the full target bonus from year to year. Therefore, over time we expect our NEOs and other key employees to achieve bonuses in some years and not achieve bonuses in other years.

Consent by Danone to Common Stock Issuances to Lifeway’s CEO and COO pursuant to the Omnibus Plan

Pursuant to the Stockholders’ Agreement dated October 1, 1999, as amended, among Lifeway, members of the Smolyansky family, and Danone, Danone must give its consent to, among other things, issuances of performance-based, long-term incentive stock awards to our CEO and COO pursuant to our Omnibus Plan. Lifeway achieved certain Board-approved Performance Measures under our Omnibus Plan during 2016 Performance Periods for which Ms. Smolyansky and Mr. Smolyansky earned long-term incentive stock awards, subject to vesting. Accordingly, in August 2016, we tried to obtain Danone’s consent to the issuance of 9,416 Performance Shares each to Ms. Smolyansky and Mr. Smolyansky, the number of awarded Performance Shares that had vested. However, Danone declined to give consent. Therefore, the Board’s Compensation Committee later cancelled and extinguished this Performance Share award in exchange for cash payments to Ms. Smolyansky and Mr. Smolyansky in the amount of $100,000 each, the value of the awards when they had vested. For this reason, no Performance Shares were awarded to executive officers in 2016.

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Similarly, Lifeway achieved certain Board-approved Performance Measures under our Omnibus Plan during 2017 Performance Periods for which Ms. Smolyansky and Mr. Smolyansky earned long-term incentive stock awards, subject to vesting. Accordingly, in January 2018, we tried to obtain Danone’s consent to the issuance of 42,910 Performance Shares each to Ms. Smolyansky and Mr. Smolyansky, the number of Performance Shares that would have vested in March 2018 under our Omnibus Plan. However, Danone declined to give consent. Therefore, the Board’s Audit Committee later cancelled and extinguished this Performance Share award in exchange for cash payments to Ms. Smolyansky and Mr. Smolyansky in the amount of $287,500 each, the value of the vested portion of the Performance Share award on its vesting date. The remainder of the Performance Share awards to Ms. Smolyansky and Mr. Smolyansky for 2017 Performance Periods is subject to the vesting schedule previously approved by the Board’s Compensation Committee in January 2017. The awards will vest, if at all, in 2019 and 2020, and will require Danone’s consent prior to issuance.

Employment agreements, severance, and change-in-control arrangements between Lifeway and Named Executive Officers

NEO Compensation Arrangements

Lifeway believes the interests of the Company and its shareholders are best served by developing and maintaining compensation policies that are consistent and competitive with peer group companies. Therefore, each year, the Board, in consultation with management, analyzes market data regarding base salary, cash bonus awards, equity incentive awards, and other benefits paid to executive officers and independent directors by companies the Board considers our primary peer group. The Board relies on management and external research to identify the individual companies that make up this group. In identifying the peer group of surveyed companies, management uses the Economic Research Institute, an industry- and region-specific compensation database, to assemble market data on publicly-traded companies having similar industrial characteristics and revenues to ours. Management and the Board review the gathered data for each of the independent director, NEO, and other key employee positions and adjust for the scope of employee’s responsibilities at Lifeway as compared to equivalent responsibilities of positions within companies included in the survey data.

NEO Employment Agreements

Julie Smolyansky serves Lifeway pursuant to an employment agreement dated as of September 12, 2002. Pursuant to the agreement, Ms. Smolyansky is entitled to an annual base salary and an annual bonus subject to such incentive bonus targets and plans that Lifeway may adopt from time to time. In each of 2016, 2017, and 2018, Ms. Smolyansky was entitled to receive an annual base salary of $1,000,000, an amount that the Board reviews annually. She is also eligible for certain cash, equity, and other incentive awards based on the satisfaction of the Board’s pre-established performance goals. In 2017 and 2018, the Board has set bonus targets in compliance with its Omnibus Plan and applicable IRS regulations governing performance-based compensation for which Ms. Smolyansky is eligible. In the event that (a) Ms. Smolyansky is terminated other than for Cause (as defined therein) or (b) Ms. Smolyansky terminates her employment for Good Reason (as defined in the agreement) or due to her death, then Ms. Smolyansky is entitled to a lump sum payment consisting of (y) twice her then-current base salary and (z) the aggregate of the annual bonus for which she is then eligible under the agreement and any plans.

Edward Smolyansky serves as Lifeway’s Chief Operating Officer and is not subject to an employment agreement. Pursuant to the terms of his employment set by the Board, Mr. Smolyansky is entitled to an annual base salary and is also eligible for certain cash, equity, and other incentive awards based on the satisfaction of the Board’s pre-established performance goals. In each of 2016, 2017, and 2018, Mr. Smolyansky was entitled to receive an annual base salary of $1,000,000, an amount that the Board reviews annually. In 2017 and 2018, the Board has set bonus targets in compliance with its Omnibus Plan and applicable IRS regulations governing performance-based compensation. Mr. Smolyansky is not subject to any severance or change-in-control arrangements.

John Waldron serves Lifeway pursuant to an employment agreement dated as of April 21, 2017. The agreement renews automatically for successive terms of one year on January 1, unless pursuant to the agreement it is terminated earlier or the Board gives timely notice of non-renewal. Mr. Waldron’s base salary was $325,000 in 2016, $400,000 in 2017, and $410,800 in 2018. His base salary is subject to annual review by the Board. Pursuant to the agreement, Mr. Waldron is also eligible for certain cash, equity, and other incentive awards based on the satisfaction of the Board’s pre-established performance goals. In 2017 and 2018, the Board has set bonus targets in compliance with its Omnibus Plan and applicable IRS regulations governing performance-based compensation. Lifeway may terminate Mr. Waldron’s employment for any lawful reason, with or without Cause, and Mr. Waldron may resign for or without Good Reason (each as defined in the agreement).

Pursuant to his employment agreement, Mr. Waldron, upon Non-Renewal, termination without Cause, or by his resignation with Good Reason (each as defined in the employment agreement), will be entitled to certain payments and benefits shown in the tables below. Receipt of any severance amounts under Mr. Waldron’s employment agreement is conditioned on execution of an enforceable general release of claims in a form satisfactory to Lifeway.

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John Waldron: Summary of payments and benefits due after termination of employment
	Non-Renewal	Termination without Cause or for Good Reason	Termination for Cause or Without Good Reason
Base Salary	3 months after termination date	The remainder of the term or 6 months, whichever is greater	Through termination date

Bonus Payments	Greater of (i) bonus for fiscal year of termination date (ii) bonus paid for fiscal year prior to termination date	Greater of (i) bonus for fiscal year of termination date (ii) bonus paid for fiscal year prior to termination date	None

Outstanding Equity Awards	Vested but unsettled outstanding equity awards	Accelerated vesting of all outstanding equity awards	Vested but unsettled outstanding equity awards

Health Insurance	None	Company-paid COBRA premiums through the earliest of (i) six calendar months after termination date, (ii) the date executive becomes eligible for group health insurance through another employer, or (iii) the date executive ceases to be eligible for COBRA coverage	None

Financial Services or Transition-Related	None	$10,000	None

Omnibus Plan Change of Control Provisions

Pursuant to Articles 16.1 and 16.2 of the Omnibus Plan, if, prior to the vesting date of an Award under the Omnibus Plan, a Change of Control occurs and the NEO receives neither (i) a Replacement Award nor (ii) payment for the cancellation and termination of the Award, then all then-outstanding and unvested Stock Options, Stock Appreciation Rights, and Awards whose vesting depends merely on the satisfaction of a service obligation by the NEO shall vest in full and be free of vesting restrictions.

Pursuant to Article 16.3 of the Omnibus Plan, upon an NEO’s termination of employment other than for Cause in connection with or within two years after a Change of Control, then (i) all Replacement Awards shall become fully vested and (if applicable) exercisable and free of restrictions, and (ii) all Stock Options and Stock Appreciation Rights held by the NEO on the date of termination that were held on the date of the Change of Control shall remain exercisable for the term of the Stock Option or Stock Appreciation Right.

Capitalized terms used in this section but not defined herein have the meanings assigned to them in the Omnibus Plan.

There are no other agreements with the NEOs that provide for payments in connection with resignation, retirement, termination of employment, or change in control other than the employment agreements described above.

Equity Compensation Plans

The following table sets forth certain information, as of December 31, 2017, regarding the shares of Lifeway’s Common Stock authorized for issuance under the Plan.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	47,000	$10.45	3,485,038
Equity compensation plans not approved by security holders	0	$0	—
Total	47,000	$10.45	3,485,038

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On March 29, 2016, Lifeway filed a registration statement on Form S-8 with the Securities and Exchange Commission in connection with the Plan covering 3,500,000 shares of its Common Stock, as adjusted. The Plan was adopted by the Company on December 14, 2015. Pursuant to such Plan, we may issue common stock, options to purchase common stock, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares, cash based awards and other stock based awards to our employees. There were a total of 3,483,038 shares eligible for issuance under the Plan at December 31, 2017. The option price, number of shares, grant date, and vesting terms of awards granted under the Plan are determined at the discretion of the Board.

Outstanding Equity Awards at December 31, 2017

The following table sets forth information regarding outstanding equity awards held by our named executive officers at December 31, 2017.

Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price	Option Expiration Date
John Waldron	2,000(2)	4,000	$11.10	01/01/2026

(1)	Options to Purchase Shares of Common Stock
(2)	Of this grant, 2,000 shares vested on January 1, 2017, 1,000 vested on January 1, 2018, and 1,000 vest on January 1 of each of 2018, 2019, 2020 and 2021.

Clawback Policy

The Board has adopted a specific clawback policy that provides that it may claw back incentive-based compensation awards. Persons receiving incentive-based compensation awards are notified that, at the direction of the Board or its Compensation Committee after it has considered the methods, costs, and benefits of doing so, Lifeway will seek to recover incentive-based compensation awarded or paid for a fiscal period if the result of a performance measure upon which the award was based or paid is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award or payment.

Director Compensation for the Fiscal Year Ended December 31, 2017

Name	Cash		Other Compensation	Total
Ludmila Smolyansky	$1,600,000	(1)	$–	$1,600,000
Renzo Bernardi	$27,500		$–	$27,500
Pol Sikar	$57,500		$–	$57,500
Mariano Lozano(2)	$–		$–	$–
Paul Lee	$113,000		$–	$113,000
Jason Scher	$103,500		$–	$103,500
Laurent Marcel(3)	$–		$–	$–

(1)	Of the Fees Paid in Cash, (a) $1,000,000 represents the annual fees paid to Mrs. Smolyansky for her services as a consultant to Lifeway on strategic matters including, without limitation, plans and strategies for geographic expansion, development of recipes and new products, and new product and facility acquisition; and (b) $600,000 represents royalty payments as discussed further in “Certain Relationships and Related Party Transactions.” Mrs. Smolyansky did not receive any additional retainer fees or other meeting attendance fees in her capacity as a director.

(2)	On November 1, 2017, Mr. Lozano resigned as director effective December 31, 2017.

(3)	On November 1, 2017, the Board appointed Mr. Marcel as director effective January 1, 2018.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than 10% of its Common Stock to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of all such reports they file. Based on our review of the copies of such forms that we received, or written representations from certain reporting persons, we believe that none of our directors, executive officers, or persons who beneficially own more than 10% of Lifeway’s Common Stock failed to comply with Section 16(a) reporting requirements in the fiscal year ended December 31, 2017, with the exception of a late Form 4 report for Ludmila Smolyansky. Mrs. Smolyansky filed a Form 4 on December 26, 2017 to report, among other transactions, the sale of 856 shares of our Common Stock on December 18, 2017 and 109 shares of our Common Stock on December 20, 2017.

AUDIT MATTERS

Audit Committee Report

The Board of Directors has the ultimate authority for effective corporate governance, including oversight of Lifeway’s management. The Audit Committee assists the Board in fulfilling its responsibilities by overseeing, among other things, Lifeway’s accounting and financial reporting processes (including the internal audit function), the audits of Lifeway’s consolidated financial statements and internal control over financial reporting, the qualifications and performance of the independent registered public accounting firm engaged as Lifeway’s independent auditor, and the performance and continued retention of Lifeway’s internal auditor.

The Audit Committee relies on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of Lifeway’s consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Together with Lifeway’s internal auditor, management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of Lifeway’s system of internal control. Lifeway’s independent auditor, Mayer Hoffman McCann (MHM), is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. MHM is also responsible for expressing an opinion on the effectiveness of Lifeway’s internal control over financial reporting.

During fiscal year 2017, the Audit Committee fulfilled its responsibilities as set forth in its charter and further described above in “Committees of the Board – Audit Committee.” The Audit Committee has reviewed and discussed with management, and the independent auditor, Lifeway’s audited consolidated financial statements and related footnotes for the fiscal year ended December 31, 2017, and the independent auditor’s report on those financial statements. Management represented to the Audit Committee that Lifeway’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. MHM presented the matters required to be discussed with the Audit Committee by Public Company Accounting Oversight Board standards and Rule 2-07 of SEC Regulation S-X. This review included a discussion with management, the internal auditor, and the independent auditor of the quality (not merely the acceptability) of Lifeway’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in Lifeway’s consolidated financial statements, including the disclosures relating to critical accounting policies.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Lifeway’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC.

The Audit Committee also recognizes the importance of maintaining the independence of Lifeway’s independent auditor, both in fact and appearance, and takes a number of measures to ensure independence. With input from management and MHM, the Audit Committee also assesses MHM’s performance and leads the selection of MHM’s audit engagement partner. As part of its auditor engagement process, the Audit Committee consults with management and considers whether to rotate the independent audit firm. MHM has served as Lifeway’s independent auditor since 2015. In addition, MHM has provided the Audit Committee with the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has reviewed these materials and discussed MHM’s independence with the firm.

As a result of the review and discussions described above, the Audit Committee concluded that the selection of MHM as the independent registered public accounting firm for fiscal year 2018 is in the best interest of Lifeway and its shareholders. The Committee therefore recommended to the Board that it have shareholders ratify this selection at the Annual Meeting.

Respectfully Submitted,

AUDIT COMMITTEE

Paul Lee, Chairperson

Jason Scher

Pol Sikar

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THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE “SOLICITING MATERIAL” OR BE DEEMED FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE IT BY REFERENCE INTO SUCH FILING.

Independent Registered Public Accounting Firms and Fees

The following table sets forth the fees for professional audit services rendered by our independent registered public accounting firm Mayer Hoffman McCann (MHM) in connection with fiscal years ended December 31, 2017 and 2016 and fees billed for other services rendered by MHM during those periods:

Type of Fees	2017	2016
(1) Audit Fees	$557,564	$684,278
(2) Audit-Related Fees	–	–
(3) Tax Fees	–	–
(4) All Other Fees	–	–
	$557,564	$684,278

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees Lifeway paid to its independent registered public accountant for professional services in connection with the audit of our consolidated financial statements for the fiscal years ended December 31, 2017 and 2016 included in Form 10-K, for the audit of our internal control over financial reporting, for the review of the unaudited financial statements included in Form 10-Qs within those fiscal years, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for work performed during those fiscal years for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements; “tax fees” are fees for work performed during those fiscal years for tax compliance, tax advice, and tax planning; and “all other fees” are fees for work performed during those fiscal years for any services not included in the first three categories. All of the services set forth in sections (1) through (4) above were approved by the Audit Committee in accordance with its charter.

For the fiscal years ended December 31, 2017 and 2016, we retained certain firms other than MHM for tax compliance, tax advice and tax planning.

Pre-Approval of Audit and Non-Audit Services

Lifeway’s Audit Committee has adopted policies and procedures for pre-approving all non-audit work performed by its auditors. The policy sets forth the procedures and conditions for both pre-approval of audit-related services to be performed by its auditors (assurance and related services that are reasonably related to the performance of the auditors’ review of the financial statements or that are traditionally performed by the independent auditor) and specific pre-approval for all other services for the current fiscal year consistent with the SEC’s rules on auditor independence. The Audit Committee is asked to pre-approve the engagement of the independent auditor and the projected fees for audit services for the current fiscal year during the first quarter of each year.

Unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the auditors. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee. In determining whether to approve a particular audit or permitted non-audit service, the Audit Committee will consider, among other things, whether the service is consistent with maintaining the independence of the independent registered public accounting firm. The Audit Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service to us and whether the service might be expected to enhance our ability to manage or control risk or improve audit quality. Specifically, the Audit Committee has not pre-approved the use of MHM for non-audit services. There was no non-audit work performed by MHM for the fiscal years ended December 31, 2017 or December 31, 2016.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Douglas A. Hass
Douglas A. Hass
General Counsel and Assistant Corporate Secretary

Chicago, Illinois

Date: April 30, 2018

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LIFEWAY FOODS, INC. ATTN: LEGAL DEPARTMENT 6101 WEST GROSS POINT RD. NILES, IL 60714

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1. Election of Directors

Nominees

01 Ludmila Smolyansky
02 Julie Smolyansky
03 Edward Smolyansky
04 Pol Sikar
05 Renzo Bernardi
06 Paul Lee
07 Jason Scher
08 Laurent Marcel

The Board of Directors recommends you vote FOR proposal 2.

NOTE: This Proxy Card when properly executed will be voted in the manner directed herein. If no direction is made, the proxies will vote in accordance with the Board of Directors' recommendations on all matters listed on this Proxy Card, and in accordance with their judgment on such other matters as may properly come before the meeting and any adjournment thereof.

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Proxy Statement are available at www.proxyvote.com

LIFEWAY FOODS, INC.
Annual Meeting of Shareholders
June 14, 2018 2:00 PM
This proxy is solicited by the Board of Directors

The undersigned, revoking all prior proxies, hereby constitutes and appoints Julie Smolyansky or Edward Smolyansky, true and lawful agents and proxies with full power of substitution in each, to attend the Annual Meeting of Shareholders of Lifeway Foods, Inc. to be held at the Holiday Inn, 5300 W. Touhy Avenue, Skokie, Illinois at 2:00 p.m. local time, on June 14, 2018, and at any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting, and otherwise represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" PROPOSAL 2. THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Continued and to be signed on reverse side